UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 5, 2011

NIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
25501 West Valley Parkway, Suite 300 Olathe, Kansas 66061
(Address of principal executive offices, including zip code)

(877) 234-3468
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05       Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)       On October 5, 2011, the Board of Directors of NIC Inc. (the “Company”) adopted amendments to the Company’s Code of Business Conduct and Ethics (“Code of Conduct”).  The Company’s amended Code of Conduct is available on the Company’s website at www.egov.com under the Investors menu and Corporate Governance caption, and can be accessed directly at http://www.egov.com/Investors/CorporateGov/Pages/BusinessAndEthics.aspx.

A number of the amendments to the Code of Conduct involve changes in language, appearance and style, including the addition of frequently asked questions, all of which are designed to enhance readers’ understanding of its provisions.  The Code of Conduct was also amended to reference other Company policies and clarify the procedures for reporting misconduct in accordance with the NIC Reporting Hotline policy.

The amendments took effect immediately upon adoption by the Board of Directors and did not result in any waiver, explicit or implicit, of any provision of the Company’s previous Code of Conduct.

The foregoing description does not purport to be a complete description of the amendments to the Code of Conduct and the above description is qualified in its entirety by reference to the complete Code of Conduct, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

		By:	/s/	William F. Bradley, Jr.
William F. Bradley, Jr.
Chief Operating Officer, General Counsel
and Secretary
Date:	October 6, 2011

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